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              [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]





                                                                October 19, 2001



OnCure Technologies Corp.
700 Ygnacio Valley Road
Walnut Creek, CA 94596

Ladies and Gentlemen:

         OnCure Technologies Corp., a Florida corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement"), which relates to the sale by the selling shareholders named in the Registration Statement of up to 11,874,542 shares (the "Shares") of common stock, $0.001 par value per share, of the Company (the "Common Stock") (of which 5,372,874 Shares are currently outstanding and 6,501,668 Shares are issuable upon conversion of certain warrants, options and shares of convertible preferred stock). This opinion is an exhibit to the Registration Statement.

         We have acted as special securities counsel to the Company since February 2001 in connection with certain filings made by the Company under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. We are not general counsel to the Company and our knowledge of the Company's business and affairs is based solely upon documents in our possession and other information brought to our attention by representatives of the Company with respect to matters upon which we have been specifically requested to function. We wish to advise you that in rendering the opinion below, we have not reexamined all of the documents in our possession relating to the Company and its operations. However, we have examined the affairs of the Company to the extent set forth in the succeeding paragraph to enable us to render this opinion.

         We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Articles of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the

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conformity with the originals of all agreements, documents, certificates and instruments submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         We express no opinion herein as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States. For purposes of this opinion we have assumed that the law of the State of Florida is identical to the law of the State of New York in all respects. In addition, our opinion as to the due incorporation of the Company in its state of jurisdiction is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Florida.

         Based on and subject to the foregoing, and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

         (i) The Company has been duly incorporated under the laws of the State of Florida and has authorized capital stock consisting of 100,000,000 common shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $0.001 per share.

         (ii) The Shares have been duly authorized and are, or when issued and paid for in accordance with the applicable terms of the instruments governing their issuance will be, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, referred to, or otherwise relied upon, for any other purpose. This opinion is rendered to you as of the date hereof and we disclaim any obligation to advise you of any changes to any matters herein, whether true or false, after the date hereof.


                                      Very truly yours,


                                      /s/ Swidler Berlin Shereff Friedman, LLP
                                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF, LLP:GA:SMZ:RMF:JRA